EXHIBIT 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 16, 2009 (the “Agreement”) is by and among Medis Technologies Ltd., a Delaware corporation (“Medis”), Medis El Ltd., a corporation formed under the laws of the State of Israel (“Medis El”), More Energy Ltd., a corporation formed under the laws of the State of Israel (“More”), and Iroquois Master Fund Ltd. (“Purchaser”).

Medis and Purchaser are parties to a Subscription Agreement dated as of September 16, 2009 (as modified and supplemented and in effect from time to time, the “Subscription Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by Medis to Purchaser of Notes and Warrants as more fully described in the Subscription Agreement.

To induce Purchaser to enter into the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

Section 1. Definitions.  Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Subscription Agreement.  In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by Debtor and its Subsidiaries.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by Debtor, that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including those shown on Annex 3 hereto, and, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights whatsoever accruing thereunder or pertaining thereto.

“Debtor” shall mean each of Medis, Medis El and More.

“Documents” shall have the meaning ascribed thereto in Section 3(j) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(h) hereof.

“Event of Default” shall have the meaning ascribed thereto in Article IV of the Notes.

“Excluded Collateral” shall mean the assets of Debtor which secure the Permitted Indebtedness and the assets listed on Annex 2 hereto.

“Guaranty” shall mean the Guaranty provided by each of Medis El and More as described in Section 3 of the Subscription Agreement.

“Instruments” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by Debtor of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by Debtor that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by Debtor pertaining to the operation by Debtor and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by Debtor in respect of any of the items listed above.

“Inventory” shall have the meaning ascribed thereto in Section 3(f) hereof.

“Issuers” shall mean, collectively, the respective entities identified on Annex 1 hereto, and all other entities formed by Debtor or entities in which Debtor owns or acquires any capital stock or similar interest.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by Debtor that are associated with the Business.

“Patents” shall mean all patents and patent applications, including those shown on Annex 3 hereto, and without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Payment in Full” shall mean the indefeasible payment in full in cash or any other form of consideration that is expressly acceptable to Purchaser (provided that the acceptance in any one instance by a Purchaser of such other form of consideration shall not be deemed to be a waiver or relinquishment of such Purchaser’s right to decline such other form of consideration at any other time) of the Secured Obligations.  If after receipt of any payment of, or Proceeds applied to the payment of the Secured Obligations, Purchaser is required to surrender or return such payment or Proceeds for any reason, then the Secured Obligations intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by Purchaser or any Purchaser, as the case may be, and no Payment in Full shall be deemed to have occurred.

“Permitted Indebtedness” shall mean Debtor’s existing indebtedness, liabilities and obligations as disclosed on Annex 5 hereto and any future capitalized leases, purchase money indebtedness and the Notes.

“Permitted Liens” shall have the meaning ascribed thereto in Section 9(p) of the Subscription Agreement.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Real Estate” shall have the meaning ascribed thereto in Section 3(l) hereof.

“Secured Obligations” shall mean, collectively, the principal of and interest on the Notes issued or issuable (as applicable) by Debtor and held by the Purchaser and all other amounts from time to time owing to Purchaser by Debtor under the Subscription Agreement, each Guaranty and the Note.

“Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by Debtor, that are associated with the Business.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including those shown on Annex 3 hereto and without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

Section 2. Representations and Warranties.  Each Debtor represents and warrants to Purchaser that:

a.
Debtor is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens and the pledge and security interest in favor of the Purchaser created or provided for herein which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered outside of the United States of America) upon the filing of the applicable financing statements or delivery of stock certificates required hereunder;

b.
the Pledged Stock directly or indirectly owned by Debtor in the entities identified in Annex 1 hereto is, and all other Pledged Stock, whether issued now or in the future, will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens other than Permitted Liens and none of such Pledged Stock is or will be subject to any contractual restriction, preemptive and similar rights, or any restriction under the charter or by-laws of the respective Issuers of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein);

c.
the Pledged Stock directly or indirectly owned by Debtor in the entities identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by Debtor on the date hereof (whether or not registered in the name of Debtor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock;

d.
except as may be set forth in said Annex 3, Debtor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, all of its Copyrights, Patents and Trademarks necessary for the operation of the Business, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect;

e.
to Debtor’s knowledge, (i) except as set forth in Annex 3 hereto, there is no violation by others of any right of Debtor with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) Debtor is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other Person; and no proceedings have been instituted or are pending against Debtor or, to Debtor’s knowledge, threatened, and no claim against Debtor has been received by Debtor, alleging any such violation, except as may be set forth in said Annex 3;

f.	Debtor does not own any material Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3. Collateral.  As collateral security for the prompt Payment in Full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Debtor hereby pledges, grants, assigns, hypothecates and transfers to the Purchaser as hereinafter provided, a security interest in and Lien upon all of Debtor’s right, title and interest in, to and under all personal property and other assets of Debtor, whether now owned or hereafter acquired by or arising in favor of Debtor, whether now existing or hereafter coming into existence, whether owned or consigned by or to, or leased from or to Debtor and regardless of where located, except for the Excluded Collateral, (all being collectively referred to herein as “Collateral”) including:

a.
Debtor’s direct or indirect ownership interest in the respective shares of capital stock of the Issuers and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by Debtor, together with in each case the certificates evidencing the same (collectively, the “Pledged Stock”);

b.
all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

c.
without affecting the obligations of Debtor under any provision prohibiting such action hereunder or under the Subscription Agreement or the Notes, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is Debtor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”);

d.
all accounts and general intangibles (each as defined in the Uniform Commercial Code) of Debtor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to Debtor in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to Debtor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by Debtor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

e.
all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of Debtor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

f.	all inventory (as defined in the Uniform Commercial Code) of Debtor and all goods obtained by Debtor in exchange for such inventory (herein collectively called “Inventory”);

g.	all Intellectual Property and all other accounts or general intangibles of Debtor not constituting Intellectual Property or Accounts;

h.	all equipment (as defined in the Uniform Commercial Code) of Debtor (herein collectively called “Equipment”);

i.	each contract and other agreement of Debtor relating to the sale or other disposition of Inventory or Equipment;

j.	all documents of title (as defined in the Uniform Commercial Code) or other receipts of Debtor covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

k.
all rights, claims and benefits of Debtor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

l.
all estates in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto ("Real Estate");

m.
all other tangible or intangible property of Debtor, including, without limitation, all proceeds, products and accessions of and to any of the property of Debtor described in clauses (a) through (l) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Debtor or any computer bureau or service company from time to time acting for Debtor.

Section 4. Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, Debtor hereby agrees with the Purchaser as follows:

4.01 Delivery and Other Perfection.  Debtor shall:

a.
if any of the above-described shares, securities, monies or property required to be pledged by Debtor under clauses (a), (b) and (c) of Section 3 hereof are received by Debtor, forthwith either (x) transfer and deliver to the Purchaser such shares or securities so received by Debtor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Purchaser, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Purchaser shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c) of Section 3;

b.
deliver the certificates representing ownership of the capital stock of Medis El and More together with undated stock powers duly executed in blank to the Purchaser within three business days of the execution of this Agreement.  Failure to deliver the certificates within three business days following the Closing Date, shall be a material default under this Agreement and the Note.

c.
deliver and pledge to the Purchaser, at the Purchaser's request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Purchaser may request; provided, that so long as no Event of Default shall have occurred and be continuing, Debtor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Purchaser shall, promptly upon request of Debtor, make appropriate arrangements for making any other Instrument pledged by Debtor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Purchaser, against trust receipt or like document);

d.
give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of the Purchaser) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Purchaser to exercise and enforce their rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Purchaser or its nominee (and the Purchaser agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Purchaser will thereafter promptly give to Debtor copies of any notices and communications received by it with respect to the Stock Collateral);

e.
upon the acquisition after the date hereof by Debtor of any Equipment covered by a certificate of title or ownership cause the Purchaser to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Purchaser;

f.
keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Purchaser may reasonably require in order to reflect the security interests granted by this Agreement;

g.
furnish to the Purchaser from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Purchaser may reasonably request, all in reasonable detail;

h.
permit representatives of the Purchaser, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Purchaser to be present at Debtor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by Debtor with respect to the Collateral, all in such manner as the Purchaser may reasonably require; and

i.
upon the occurrence and during the continuance of any Event of Default, upon request of the Purchaser, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Purchaser hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Purchaser.

4.02 Other Financing Statements and Liens.  Except with respect to Permitted Indebtedness, without the prior written consent of the Purchaser, Debtor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Purchaser is not named as the sole secured party.

4.03 Preservation of Rights.  The Purchaser shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04 Special Provisions Relating to Certain Collateral.

a.	Stock Collateral.

(1)
Debtor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding that is owned directly or indirectly by Debtor.

(2)
So long as no Event of Default shall have occurred and be continuing, Debtor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Subscription Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that Debtor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Subscription Agreement, the Notes or any such other instrument or agreement; and the Purchaser shall execute and deliver to Debtor or cause to be executed and delivered to Debtor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as Debtor may reasonably request for the purpose of enabling Debtor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.04(a)(2).

(3)	Unless and until an Event of Default has occurred and is continuing, Debtor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(4)
If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Purchaser exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Subscription Agreement, the Notes or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Purchaser and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Purchaser shall so request in writing, Debtor agrees to execute and deliver to the Purchaser appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Purchaser shall, upon request of Debtor (except to the extent theretofore applied to the Secured Obligations) be returned by the Purchaser to Debtor.

4.05 Events of Default, etc.  During the period during which an Event of Default shall have occurred and be continuing:

a.	Debtor shall, at the request of the Purchaser, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Purchaser and Debtor, designated in its request;

b.
the Purchaser may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

c.
the Purchaser shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Purchaser were the sole and absolute owner thereof (and Debtor agrees to take all such action as may be appropriate to give effect to such right);

d.
the Purchaser in its discretion may, in its name or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Purchaser may, upon 10 Business Days, prior written notice to Debtor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Purchaser, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Purchaser deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Purchaser or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtor, any such demand, notice or right and equity being hereby expressly waived and released.  In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and Debtor shall supply to the Purchaser or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral.  The Purchaser may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05 shall be applied in accordance with Section 4.09 hereof.

Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Purchaser may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sales to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Purchaser than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Purchaser shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

4.06 Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the Payment in Full of the Secured Obligations, Debtor shall remain liable for any deficiency.

4.07 Removals, etc.  Without at least 30 days’ prior written notice to the Purchaser or unless otherwise required by law, Debtor shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address indicated for Debtor in Section 5.03 hereof or at one of the locations identified in Annex 4 hereto or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

4.08 Private Sale.  The Purchaser shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm’s length transaction pursuant to Section 4.05 hereof conducted in a commercially reasonable manner.  Debtor hereby waives any claims against the Purchaser arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Purchaser accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09 Application of Proceeds.  Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Purchaser under this Section 4, shall be applied by the Purchaser:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Purchaser and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Purchaser in connection therewith;

Next, to the Payment in Full of the Secured Obligations then due and owing to Purchaser; and

Finally, to the payment to Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Debtor or any issuer of or obligor on any of the Collateral.

4.10 Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Purchaser while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Purchaser is hereby appointed the attorney-in-fact of Debtor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Purchaser may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Purchaser shall be entitled under this Section 4 to make collections in respect of the Collateral, the Purchaser shall have the right and power to receive, endorse and collect all checks made payable to the order of Debtor representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11 Perfection.  (i) Prior to or concurrently with the execution and delivery of this Agreement, Debtor shall, and the Purchaser may, file such financing statements and other documents in such offices as the Purchaser may request or elect, to perfect the security interests granted by Section 3 of this Agreement, and (ii) at any time requested by the Purchaser, Debtor shall deliver to the Purchaser all share certificates of capital stock directly or indirectly owned by Debtor in the entities identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

4.12 Termination.  When Payment in Full of all Secured Obligations shall have been made under the Subscription Agreement, this Agreement shall terminate, and the Purchaser shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Debtor.  The Purchaser shall also execute and deliver to Debtor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by Debtor to effect the termination and release of the Liens on the Collateral.

4.13 Expenses.  Debtor agrees to pay to the Purchaser all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Purchaser of any obligations of Debtor in respect of the Collateral which Debtor has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Purchaser in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Purchaser secured under Section 3 hereof.

4.14 Further Assurances.  Debtor agrees that, from time to time upon the written request of the Purchaser, Debtor will execute and deliver such further documents and do such other acts and things as the Purchaser may reasonably request in order fully to effect the purposes of this Agreement.

4.15 Rights of Purchaser to Appoint Receiver.   Without limiting, and in addition to, any other rights, options and remedies Purchaser has under this Agreement, the Note, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, Purchaser shall have the right to apply for and have a receiver appointed with respect to Debtor by a court of competent jurisdiction, its business or properties.  Debtor expressly agrees that such a receiver will be able to manage, protect and preserve the Collateral and continue the operation of the Business of Debtor to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated.  Debtor waives any right to require a bond to be posted by or on behalf of any such receiver.

Section 5. Miscellaneous.

5.01 No Waiver.  No failure on the part of the Purchaser or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Purchaser or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02 Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the exclusive jurisdiction of such courts and hereby irrevocably waive trial by jury.  Debtor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this

Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.03 Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

To Debtor:                                             c/o Medis Technologies Ltd.
805 Third Avenue
New York, NY 10022
Attn: Jose A. Mejia, CEO and President
Fax: (212) 935-9216

With a copy by facsimile
only to:                                                  Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attn: Ira I. Roxland, Esq.
Fax: (212) 768-6800

To Purchaser:	Iroquois Master Fund Ltd.
641 Lexington Ave., 26th Floor
New York NY 10022
Attn: Mitch Kulick, Esq., General Counsel
Fax: (212) 207-3452

If to Debtor or Lender,
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
                                                                                                Fax: (212) 697-3575

5.04 Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Debtor and the Purchaser.  Any such amendment or waiver shall be binding upon Purchaser and Debtor.

5.05 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Debtor and Purchaser (provided, however, that Debtor shall not assign or transfer its rights hereunder without the prior written consent of the Purchaser).

5.06 Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

5.07 Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

“DEBTOR”	“PURCHASER”
MEDIS TECHNOLOGIES LTD.	IR OQUOIS MASTER FUND LTD.
a Delaware corporation

By: /s/ Jose Meija	By: /s/ Joshua Silverman

Its: CEO	Its: Authorized Signatory

“DEBTOR”	“DEBTOR”
MEDIS EL LTD.	MORE ENERGY LTD.
an Israel corporation	an Israel corporation

By: /s/ Stephen Crea	By: /s/ Stephen Crea

Its: CFO	Its: CFO

DISCLOSURE ANNEXES

Reference is made to the Security Agreement (the “Agreement”), dated as of September 16, 2009, by and among Medis Technologies Ltd., a Delaware corporation (the “Company”), Medis El Ltd., a corporation formed under the laws of the State of Israel (“Medis El”), More Energy Ltd., a corporation formed under the laws of the State of Israel (“More”), and Iroquois Master Fund Ltd. (“Investor”). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

The specific disclosures set forth in the following Disclosure Annexes (the “Annexes”) have been organized to correspond to the Annex references in the Agreement to which the disclosure may be most likely to relate, together with appropriate cross references when disclosure is applicable to other Annexes of the Agreement.

Certain matters set forth in the Annexes are included solely for informational purposes for the convenience of the parties to the Agreement.  The inclusion of any information in the Annexes shall not be deemed to be an admission or acknowledgement, in and of itself, that such information (i) is required by the terms of the Agreement to be disclosed, (ii) is material to the Company or (iii) has had or would reasonably be expected to have a Material Adverse Effect (as such term is defined in that certain Subscription Agreement, dated as of September 16, 2009, by and between the Company and the Investor).

The headings contained in these Annexes are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in these Annexes or the Agreement.

Annex 1
Issuers

1.	Medis, Inc., a Delaware corporation. 100% owned by the Company (Active Shell).

2.	Medis El Ltd., an Israeli corporation. 100% owned by Medis, Inc.

3.	More Energy Ltd., an Israeli corporation. 7% owned by the Company (remaining 93% owned by Medis El Ltd.).

4.	Cell Kinetics Ltd., an Israeli corporation. 82.5% owned by Medis El Ltd.

5.	Toroidal Products Inc., a Delaware corporation. 100% owned by the Company (dormant and does not hold any assets).

Annex 2
Excluded Collateral

1.	The assets of Debtor which secure the Permitted Indebtedness.

2.
The assets of More listed on Schedule A attached hereto, which assets are located at More’s production facility at Celestica, Parkmore Business Park, Ballybrit, Galway, Ireland and which are comprised primarily of manufacturing equipment.

3.
The assets of More listed on Schedule B attached hereto, which assets were manufactured by two of More’s vendors, KRAMSKI GmbH (“Kramski”) and A.J Englander Ltd. (“Englander”), to whom More has substantial payment obligations.  More has entered into settlement agreements with each of Kramski and Englander, pursuant to which More is contractually obligated to, among other things, return the assets listed on Schedule B attached hereto to its respective manufacturer for which More will receive a substantial credit against the amounts owed to such manufacturer.

4.	The funds in More’s account with Bank Leumi. All funds in this account are subject to one or more judgment liens or are otherwise restricted as funds reserved against outstanding letters of credit.

SCHEDULE A

More Energy Ltd. Assets

Equipment Description	Brand	Model Number/Key Specifications
Material drier	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Vibration Friction Welder	Branson	M203 with enlarged sound enclosure and a 3 position index table. Parts presence detection system
Magazine type parts feeder	Komax	Magazine type parts feeder with twin index table (20 position each) parts presence and orientation detection system, with Allen Bradley Versa View CE 1250H plc controls
Magazine type parts feeder	Komax	Magazine type parts feeder with twin index table (20 position each) parts presence and orientation detection system, with Allen Bradley Versa View CE 1250H plc controls
Magazine type parts feeder	Komax	Magazine type parts feeder with twin index table (20 position each) parts presence and orientation detection system, with Allen Bradley Versa View CE 1250H plc controls
Magazine type parts feeder	Komax	Magazine type parts feeder with twin index table (20 position each) parts presence and orientation detection system, with Allen Bradley Versa View CE 1250H plc controls
Automated assemblies leak tester	Komax	32 positions index table automated leak test units, Simultaneous load, test and off load of 8 parts/cycle, with Allen Bradley Versa View CE 1250H plc controls
Automated assemblies leak tester	Komax	32 positions index table automated leak test units, Simultaneous load, test and off load of 8 parts/cycle, with Allen Bradley Versa View CE 1250H plc controls
Automated assemblies leak tester	Komax	32 positions index table automated leak test units, Simultaneous load, test and off load of 8 parts/cycle, with Allen Bradley Versa View CE 1250H plc controls

Automated assemblies leak tester	Komax	32 positions index table automated leak test units, Simultaneous load, test and off load of 8 parts/cycle, with Allen Bradley Versa View CE 1250H plc controls
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Industrilized leak testing system	Sciemetric	Sciemetric test & Analysis system 332-16
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	20 khz welder controller 2000dt+ 20 khz welder actuators AED AOD
Ultrasonic welder	Branson	40 khz welder controller 2000dt+ 40 khz welder actuators AODM AOD
Ultrasonic welder	Branson	40 khz welder controller 2000dt+ 40 khz welder actuators AODM AOD

Ultrasonic welder	Branson	40 khz welder controller 2000dt+ 40 khz welder actuators AODM AOD
Ultrasonic welder	Branson	40 khz welder controller 2000dt+ 40 khz welder actuators AODM AOD
Ultrasonic welder	Branson	40 khz welder controller 2000dt+ 40 khz welder actuators AODM AOD
Laser welding system	Branson	Laser controller+ 3 laser banks+ actuators aedX
Laser welding system	Branson	Laser controller+ 3 laser banks+ actuators aedX
Laser welding system	Branson	Laser controller+ 3 laser banks+ actuators aedX
Laser welding system	Branson	Laser controller+ 3 laser banks+ actuators aedX
Fully automated parts assembly machine	Komax	16 station Rotary Transfer Machine on standard Ismica base ) with A-B Versa View CE 1250-H PLC controls
LCR Meter	Chroma	11021
LCR Meter	Chroma	11021
Electropress	Janone	JPU -204
Electropress	Janone	JPU -204
Vision System and screen	Cognex
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC
4 axes scara robot	Janone	JSC 350 FC

4 axes scara robot	Janone	JSC 350 FC
Parts feeding unit	Komax	Fill Hopper with vertical conveyor and Cermac ISM -113
Fully automated parts assembly machine	Komax	16 station Rotary Transfer Machine on standard Ismica base ) with A-B Versa View CE 1250-H PLC controls
Parts accumulator	Komax	Automated LIFO parts accumulator with tray lift and cartesian picking arm
Parts accumulator	Komax	Automated LIFO parts accumulator with tray lift and cartesian picking arm
4 axes scara robot	Janone	JS 250
4 axes scara robot	Janone	JS 250
Fully automated parts assembly machine	Komax	24 station Rotary Transfer Machine on standard Ismica base ) with A-B Versa View CE 1250-H PLC controls
Automated Soldering units	Sepatech	Wave soldering unit
Visual inspection system	Cognex	Inspecting soldering quality, 4 cameras+ process unit with integrated touch screen
Fully automated parts assembly machine	Komax	42 station linear Transfer Machine on standard Ismica base with A-B Versa View CE 1250-H PLC controls
Servo press	Janone	JPU-504 electric press station,
Visual inspection system	Cognex	Inspection of label placement quality
Labeling machine		Labelling Machine
Fully automated parts assembly machine	Komax	20 station Rotary Transfer Machine on standard Ismica base with A-B Versa View CE 1250-H PLC controls
Laser engraving system	Altech	DN50A
Tray Handler and parts picker	RoboMat
Vibratory bowl feeder	Socaut	Bowl feeder with sound enclousure and vertical hopper
Vibratory bowl feeder	Socaut	Bowl feeder with sound enclousure and vertical hopper
Vibratory bowl feeder	Socaut	Bowl feeder with sound enclousure and vertical hopper
Vibratory bowl feeder	Socaut	Bowl feeder
Fully automated parts assembly machine	Komax	20 station Rotary Transfer Machine on standard Ismica base with A-B Versa View CE 1250-H PLC controls
Vibratory bowl feeder	Socaut	Mini vibrator bowl feeder
Vibratory bowl feeder	Socaut	Mini vibrator bowl feeder

Vibratory bowl feeder	Socaut	Mini vibrator bowl feeder
Vibratory bowl feeder	Socaut	Bowl feeder with sound enclousure and vertical hopper
Ink jet printer	Imaje	9040 Ink Jet Printer for white ink
Fully automated parts assembly machine	Komax	42 station linear Transfer Machine on standard Ismica base with A-B Versa View CE 1250-H PLC controls
Vibratory bowl feeder	Socaut	Bowl feeder
Vibratory bowl feeder	Socaut	Bowl feeder
Roll to Roll Vacuum Thermoforming Machine	Hamer	FV-35
Ink jet printer	Imaje	9040 Ink Jet Printer for white ink
Fully automated 3 solutions filling machine	Komax	16 station Rotary Transfer Machine on standard Ismica base ) with A-B Versa View CE 1250-H PLC controls
DI Water Plant	Winter Engineering
Non contact 3 axis Coordinate Measuring Machine	Vertex	110
Shaker	Bibby	Sterilin
Tensile Tester	Cometech
Multimeter	Fluke	8845A
Single Pan Balance,220grammes x 0.1 mg	Radway	X220

Environmental Chamber	Welltech	YTH 63
Viscometer	Broyles
Drum Tip Section with KBH 4 and bin tipper VH-4	Flexicon	Pharmax NH4
1,000 litre Mixing Vessel,stainless steel, jacketted	S & A Pharmax
1,000 litre Mixing Vessel,stainless steel , jacketted	S & A Pharmax
KOH Storage Tank	S & H Pharmax
Mixing vessel	S & H Pharmax	1,000 litre Mixing Vessel, stainless steel,with 30kw Light Shear Mixer; (2) Slow speed Agitators; Thermal oil cooled Jacket; Volkmann Vacuum; Operator Platform and stairs
1,000 litre Storage Vessels each with slow speed stirrer	S & H Pharmax	FDM-1000
1,000 litre Storage Vessels each with slow speed stirrer	S & H Pharmax	FDM-1000
1,000 litre Storage Vessels each with slow speed stirrer	S & H Pharmax	FDM-1000
500 litre Transfer Vessels each with pump	S & H Pharmax	500 litre Transfer Vessels each with pump
500 litre Transfer Vessels each with pump	S & H Pharmax	500 litre Transfer Vessels each with pump
Storage tank		Waste Storage Tank, stainless steel,with diagphram
Chiller Unit	Carrier	30RA-120-BO650-PEE-407C
Heat Exchanger	S & H Pharmax	Heat Exchanger

6

SCHEDULE B

	MEDIS TECHNOLOGIES LTD.
	Valuation of Certain Personal Property Assets for More Energy Ltd., Medis El Ltd., and Cell Kinetics Ltd.
	Valuation Date		12/31/2008

	Asset Detail																client
																	Original	Original
															client		Placed In	Placed In	Original	Net Book
	M&S		M&S		Property	Line			Group	M&S	M&S Class				Purchase	Purchase	Service	Service	Cost	Value	OLV
											M&S Class Total
identification no.	Order	Location	Location	Group	Number	Number	id. No.	Place	Class	Class	Description	Qty.	Asset Decription	Asset Description	Date	Date	Date	Date	($ USD)	($ USD)	(USD)	Service Date	depreciation percentage	12/31/2008	original useful life	remaining usefull life	Yearly dep.	dep q1	dep q2	Net
24381	3182	More Energy Ltd.	1	79	2438	1	24381	0 -	79 - KRAMSKI.	201	Storage Battery Manufacturing	1	Current collector samples for conductivity test	Current collector samples for conductivity test	30/05/08	05/30/08	01/01/09	01/01/09	$ 15,016	$ 15,016	$ 9,460	01/01/09	15	-0.002739726	6.6667	6.6694	1418.417	354.60427	354.6042722	$ 8,751
18308	3179	More Energy Ltd.	1	79	1830	8	18308	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	04/06/07	06/04/07	01/01/09	01/01/09	$ 51,893	$ 51,893	$ 32,690	01/01/09	15	-0.002739726	6.6667	6.6694	4901.486	1225.3714	1225.371423	$ 30,239
18301	3172	More Energy Ltd.	1	79	1830	1	18301	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	01/04/07	04/01/07	01/01/09	01/01/09	$ 21,977	$ 21,977	$ 13,850	01/01/09	15	-0.002739726	6.6667	6.6694	2076.647	519.16165	519.1616459	$ 12,812
18307	3176	More Energy Ltd.	1	79	1830	7	18307	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	04/06/07	06/04/07	01/01/09	01/01/09	$ 7,548	$ 7,548	$ 4,760	01/01/09	15	-0.002739726	6.6667	6.6694	713.7067	178.42667	178.426674	$ 4,403
18305	3175	More Energy Ltd.	1	79	1830	5	18305	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	04/06/07	06/04/07	01/01/09	01/01/09	$ 6,605	$ 6,605	$ 4,170	01/01/09	15	-0.002739726	6.6667	6.6694	625.2431	156.31076	156.3107627	$ 3,857
18306	3178	More Energy Ltd.	1	79	1830	6	18306	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	04/06/07	06/04/07	01/01/09	01/01/09	$ 6,605	$ 6,605	$ 4,170	01/01/09	15	-0.002739726	6.6667	6.6694	625.2431	156.31076	156.3107627	$ 3,857
18302	3173	More Energy Ltd.	1	79	1830	2	18302	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	01/04/07	04/01/07	01/01/09	01/01/09	$ 3,197	$ 3,197	$ 2,020	01/01/09	15	-0.002739726	6.6667	6.6694	302.8755	75.718883	75.71888265	$ 1,869
18303	3174	More Energy Ltd.	1	79	1830	3	18303	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	01/04/07	04/01/07	01/01/09	01/01/09	$ 2,797	$ 2,797	$ 1,760	01/01/09	15	-0.002739726	6.6667	6.6694	263.8916	65.972888	65.97288785	$ 1,628
18304	3177	More Energy Ltd.	1	79	1830	4	18304	0 -	79 - KRAMSKI.	207	Tooling	1	TOOLS FOR SAMPLING PHASE	TOOLS FOR SAMPLING PHASE	01/04/07	04/01/07	01/01/09	01/01/09	$ 2,797	$ 2,797	$ 1,760	01/01/09	15	-0.002739726	6.6667	6.6694	263.8916	65.972888	65.97288785	$ 1,628
22491	3188	More Energy Ltd.	1	79	2249	1	22491	37 - PS THIRD LINE KRAMSKI	79 - KRAMSKI.	171	Machinery & Equipment	1	Machine-Vertical machine for Cathode OM	Machine-Vertical machine for Cathode OM	01/10/07	10/01/07	01/01/09	01/01/09	$ 216,605	$ 216,605	$ 136,470	01/01/09	8	-0.002739726	12.5	12.503	10915.21	2728.8019	2728.801906	$ 131,012
22501	3189	More Energy Ltd.	1	79	2250	1	22501	37 - PS THIRD LINE KRAMSKI	79 - KRAMSKI.	171	Machinery & Equipment	1	Machine-Vertical machine for Anode OM	Machine-Vertical machine for Anode OM	01/10/07	10/01/07	01/01/09	01/01/09	$ 216,605	$ 216,605	$ 136,470	01/01/09	8	-0.002739726	12.5	12.503	10915.21	2728.8019	2728.801906	$ 131,012
23821	3196	More Energy Ltd.	1	79	2382	1	23821	37 - PS THIRD LINE KRAMSKI	79 - KRAMSKI.	171	Machinery & Equipment	1	INJEC MACHINE ENG VC 200/80	INJEC MACHINE ENG VC 200/80	26/02/08	02/26/08	01/01/09	01/01/09	$ 204,913	$ 204,913	$ 129,090	01/01/09	20	-0.002739726	5	5.0027	25803.86	6450.9652	6450.965225	$ 116,188
24181	3197	More Energy Ltd.	1	79	2418	1	24181	37 - PS THIRD LINE KRAMSKI	79 - KRAMSKI.	206	Plastic Machinery	1	Injection molding machines shipment to kramski	Injection molding machines shipment to kramski	05/03/08	03/05/08	01/01/09	01/01/09	$ 18,657	$ 18,657	$ 11,750	01/01/09	20	-0.002739726	5	5.0027	2348.713	587.17826	587.1782585	$ 10,576
											Grand Total																			457,833

	MEDIS TECHNOLOGIES LTD.
	Valuation of Certain Personal Property Assets for More Energy Ltd.
	Valuation Date		12/31/2008

	Asset Detail																client
																	Original	Original
															client		Placed In	Placed In	Original	Net Book
	M&S		M&S		Property	Line			Group	M&S	M&S Class				Purchase	Purchase	Service	Service	Cost	Value	OLV
											M&S Class Total
identification no.	Order	Location	Location	Group	Number	Number	id. No.	Place	Class	Class	Description	Qty.	Asset Decription	Asset Description	Date	Date	Date	Date	($ USD)	($ USD)	(USD)	Service Date	depreciation percentage	12/31/2008	original useful life	remaining usefull life	Yearly dep.	dep q1	dep q2	Net
22053	2447	More Energy Ltd.	1	69	2205	3	22053	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מ. רובוטית לפריקה וטעינת(מערכת אוטומציה)	Robotic system to unloading and loading(automation system)	01/10/07	10/01/07	01/11/07	11/01/07	$ 277,920	$ 217,704	$ 183,880	11/01/07	20	1.167123288	5	3.8329	47974.41	11993.603	11993.60257	$ 159,893
220510	2440	More Energy Ltd.	1	69	2205	10	220510	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/10/07	10/01/07	01/11/07	11/01/07	$ 191,800	$ 147,047	$ 126,900	11/01/07	20	1.167123288	5	3.8329	33108.29	8277.0729	8277.072909	$ 110,346
22057	2441	More Energy Ltd.	1	69	2205	7	22057	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	01/10/07	10/01/07	01/11/07	11/01/07	$ 147,000	$ 112,700	$ 97,260	11/01/07	20	1.167123288	5	3.8329	25375.2	6343.7991	6343.799142	$ 84,572
22054	2448	More Energy Ltd.	1	69	2205	4	22054	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	ראשי חיתוך חוט	Wire cutting heads	01/10/07	10/01/07	01/11/07	11/01/07	$ 84,789	$ 66,418	$ 56,100	11/01/07	20	1.167123288	5	3.8329	14636.53	3659.1315	3659.131523	$ 48,782
22051	2445	More Energy Ltd.	1	69	2205	1	22051	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מכבש הידראולי יעודי	Hydraulic press to a mission	01/10/07	10/01/07	01/11/07	11/01/07	$ 47,105	$ 39,593	$ 31,170	11/01/07	14	1.167123288	7.1429	5.9757	5216.096	1304.0239	1304.023939	$ 28,562
22055	2442	More Energy Ltd.	1	69	2205	5	22055	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	נושאי גליל + מזין	Roll carrier + nutritive	01/10/07	10/01/07	01/11/07	11/01/07	$ 31,734	$ 24,858	$ 21,000	11/01/07	20	1.167123288	5	3.8329	5478.914	1369.7284	1369.728377	$ 18,261
22058	2443	More Energy Ltd.	1	69	2205	8	22058	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	01/10/07	10/01/07	01/11/07	11/01/07	$ 31,500	$ 24,150	$ 20,840	11/01/07	20	1.167123288	5	3.8329	5437.169	1359.2924	1359.292352	$ 18,121
22059	2444	More Energy Ltd.	1	69	2205	9	22059	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	01/10/07	10/01/07	01/11/07	11/01/07	$ 31,500	$ 24,150	$ 20,840	11/01/07	20	1.167123288	5	3.8329	5437.169	1359.2924	1359.292352	$ 18,121
220513	2437	More Energy Ltd.	1	69	2205	13	220513	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/10/07	10/01/07	01/11/07	11/01/07	$ 27,400	$ 21,007	$ 18,130	11/01/07	20	1.167123288	5	3.8329	4730.129	1182.5322	1182.532166	$ 15,765
220512	2449	More Energy Ltd.	1	69	2205	12	220512	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/10/07	10/01/07	01/11/07	11/01/07	$ 27,400	$ 21,007	$ 18,130	11/01/07	20	1.167123288	5	3.8329	4730.129	1182.5322	1182.532166	$ 15,765
220511	2450	More Energy Ltd.	1	69	2205	11	220511	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/10/07	10/01/07	01/11/07	11/01/07	$ 27,400	$ 21,007	$ 18,130	11/01/07	20	1.167123288	5	3.8329	4730.129	1182.5322	1182.532166	$ 15,765
220514	2439	More Energy Ltd.	1	69	2205	14	220514	32 - Anode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תחנת עבודה לייזר ידנית	Manual Laser working Station	01/10/07	10/01/07	01/11/07	11/01/07	$ 14,500	$ 11,117	$ 9,590	11/01/07	20	1.167123288	5	3.8329	2502.037	625.50929	625.5092924	$ 8,339
25451	2468	More Energy Ltd.	1	69	2545	1	25451	33 - Cathode Production Line	ENGLANDER - 69	177	Office Equipment	1	Camera Sensors	Camera Sensors	27/10/08	10/27/08	27/10/08	10/27/08	$ 567	$ 547	$ 360	10/27/08	20	0.178082192	5	4.8219	74.65909	18.664773	18.66477273	$ 323
22063	2453	More Energy Ltd.	1	69	2206	3	22063	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מ. רובוטית לפריקה וטעינת(מערכת אוטומציה)	Robotic system to unloading and loading(automation system)	01/10/07	10/01/07	01/11/07	11/01/07	$ 295,000	$ 231,083	$ 195,170	11/01/07	20	1.167123288	5	3.8329	50919.98	12729.995	12729.99464	$ 169,710
22068	2461	More Energy Ltd.	1	69	2206	8	22068	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/10/07	10/01/07	01/11/07	11/01/07	$ 191,800	$ 147,047	$ 126,900	11/01/07	20	1.167123288	5	3.8329	33108.29	8277.0729	8277.072909	$ 110,346
22064	2457	More Energy Ltd.	1	69	2206	4	22064	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	ראשי חיתוך חוט	Wire cutting heads	01/10/07	10/01/07	01/11/07	11/01/07	$ 90,000	$ 70,500	$ 59,550	11/01/07	20	1.167123288	5	3.8329	15536.63	3884.1583	3884.158327	$ 51,782
22061	2466	More Energy Ltd.	1	69	2206	1	22061	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מכבש הידראולי יעודי	Hydraulic press to a mission	01/10/07	10/01/07	01/11/07	11/01/07	$ 50,000	$ 42,027	$ 33,080	11/01/07	14	1.167123288	7.1429	5.9757	5535.722	1383.9304	1383.930443	$ 30,312
220611	2464	More Energy Ltd.	1	69	2206	11	220611	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/04/08	04/01/08	01/04/08	04/01/08	$ 42,976	$ 36,530	$ 27,080	04/01/08	20	0.750684932	5	4.2493	6372.792	1593.1979	1593.197937	$ 23,894
22069	2465	More Energy Ltd.	1	69	2206	9	22069	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/04/08	04/01/08	01/04/08	04/01/08	$ 42,976	$ 36,530	$ 27,080	04/01/08	20	0.750684932	5	4.2493	6372.792	1593.1979	1593.197937	$ 23,894
220610	2467	More Energy Ltd.	1	69	2206	10	220610	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תוספת מערכת החתמת לייזר 2D	Additional laser sealing system 2D	01/04/08	04/01/08	01/04/08	04/01/08	$ 42,976	$ 36,530	$ 27,080	04/01/08	20	0.750684932	5	4.2493	6372.792	1593.1979	1593.197937	$ 23,894
22065	2458	More Energy Ltd.	1	69	2206	5	22065	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	נושאי גליל + מזין	Roll carrier + nutritive	01/10/07	10/01/07	01/11/07	11/01/07	$ 36,000	$ 28,200	$ 23,810	11/01/07	20	1.167123288	5	3.8329	6212.044	1553.0111	1553.011079	$ 20,704
220614	2455	More Energy Ltd.	1	69	2206	14	220614	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	30/09/08	09/30/08	01/10/08	10/01/08	$ 31,008	$ 29,458	$ 19,540	10/01/08	20	0.249315068	5	4.7507	4113.091	1028.2728	1028.27278	$ 17,483
220615	2454	More Energy Ltd.	1	69	2206	15	220615	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	30/09/08	09/30/08	01/10/08	10/01/08	$ 3,674	$ 3,490	$ 2,310	10/01/08	20	0.249315068	5	4.7507	486.2457	121.56142	121.5614187	$ 2,067
220612	2463	More Energy Ltd.	1	69	2206	12	220612	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	תיקון גובה פין קטודה HV	Fixing Hight pin Cathode HV	01/04/08	04/01/08	01/04/08	04/01/08	$ 1,805	$ 1,534	$ 1,140	04/01/08	20	0.750684932	5	4.2493	268.2785	67.069632	67.0696325	$ 1,006
22067	2460	More Energy Ltd.	1	69	2206	7	22067	33 - Cathode Production Line	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מערכת אוטומטית להרכבת אנודה	Automatic system to assembly Anode	01/10/07	10/01/07	01/11/07	11/01/07	$ 492	$ 377	$ 320	11/01/07	20	1.167123288	5	3.8329	83.48821	20.872051	20.87205147	$ 278
24401	2500	More Energy Ltd.	1	69	2440	1	24401	63 - Shared Fixed Assets Production Line Anode-Cathode ENGLANDER	ENGLANDER - 69	201	Storage Battery Manufacturing	1	קורא לייזר SICK	Laser Reader SICK	01/04/08	04/01/08	01/04/08	04/01/08	$ 11,617	$ 9,875	$ 7,320	04/01/08	20	0.750684932	5	4.2493	1722.631	430.65764	430.6576402	$ 6,459
14671	2483	More Energy Ltd.	1	69	1467	1	14671	ENGLANDER-LV - 34	ENGLANDER - 69	201	Storage Battery Manufacturing	1	מתקן סמרור אלקטרודה למסגרת	Shuddering device electrode to frame	31/07/06	07/31/06	31/07/06	07/31/06	$ 5,897	$ 3,757	$ 4,170	07/31/06	15	2.421917808	6.6667	4.2447	982.3903	245.59757	245.5975688	$ 3,679
16471	2492	More Energy Ltd.	1	69	1647	1	16471	ENGLANDER-LV - 34	ENGLANDER - 69	202	Welding Equipment	1	מכונת ריתוך לייזר לאלקטרודות	Lase welding machine to electrodes	31/12/06	12/31/06	31/12/06	12/31/06	$ 79,659	$ 55,729	$ 44,720	12/31/06	15	2.002739726	6.6667	4.6639	9588.486	2397.1216	2397.121598	$ 39,926
16121	2484	More Energy Ltd.	1	69	1612	1	16121	ENGLANDER-LV - 34	ENGLANDER - 69	202	Welding Equipment	1	ערכות הלחמה + ציוד נלווה	Welding kits + additional equipment	01/10/06	10/01/06	01/10/06	10/01/06	$ 1,507	$ 998	$ 850	10/01/06	15	2.252054795	6.6667	4.4146	192.5424	48.135602	48.13560199	$ 754
											Grand Total																			1,068,800

Annex 3
Intellectual Property

1.	Patents

The Patents of Debtor listed on Schedule C attached hereto.

2.	Trademarks

The Company, Medis El and More do not have any registered Trademarks, although each may have common law rights to its name and logo.

3.	Copyrights

The Company, Medis El and More do not have any registered Copyrights, but each may have common law rights in certain of its assets, including website contents, technical reports, supplier visit reports, written quality procedures, written standard operating procedures, written research and/or laboratory results and other know how.

SCHEDULE C

Case Overview for More Energy/May 2009

Reference #	Application #	Filing Date	Title	Status	Abstract
NON-PROVISIONAL APPLICATIONS
P24712 (filed PCT P26797)	10/757,849	January 16, 2004	Storage-Stable Fuel Concentrate	(second) appeal pending Waiting for decision by Board of Appeal
A storage-stable liquid concentrate for use with a fuel cell. The concentrate comprises at least one metal hydride compound, a solvent comprising one or more polar solvent components, and at least one hydroxide ion providing compound. Following a storage of the concentrate for 4 weeks at about 25 [o]C not more than about 2 % of the at least one metal hydride compound have decomposed.

P24727 (filed PCT P27610)	10/758,081	January 16, 2004	Refilling System for Fuel Cell and Method of Refilling a Fuel Cell	Issued as U.S. Patent No. 7,004,207 on September 14, 2005
System for refilling a fuel cell wherein the system includes a main container having at least one movable fuel container, at least one movable electrolyte container, and at least one spent fuel chamber.  A valve which regulates or controls fluid flow between the main container and a fuel cell and vice versa.  A method of refilling a fuel cell provides for moving the at one movable fuel container and the at least one movable electrolyte container to cause spent fuel from fuel cell to enter the at least one spent fuel chamber.

P24757 (filed PCT P27611)	10/758,080	January 16, 2004	Hydride-Based Fuel Cell Designed For the Elimination of Hydrogen Formed Therein	Filed formal Notice of Appeal 4/15/09 Appeal Brief must be filed by 11/15/09 at the latest
A fuel cell for use with a hydride-based fuel, which fuel cell is designed for being sealed in a liquid-tight manner when in operation. The fuel cell comprises means for eliminating hydrogen formed inside the fuel cell.

P24775	10/803,900	March 19, 2004	Integrated Fuel Cell Controller for Devices	Issued as U.S. Patent No. 7,446,501 on November 4, 2008
Power unit for an electronic device and process for control and regulation of an electronic device powered by a fuel cell.  Power unit includes a fuel cell having a low output voltage between 0.3 and 1 V, and a conversion device coupled to the fuel cell to convert an input voltage as low as 0.3 V to a higher output voltage to operate the electronic device.

P24786	10/824,443	April 15, 2004	Fuel Cell with Removable/Replaceable Cartridge and Method of Making and Using the Fuel Cell and Cartridge	Filed response to first Office Action on 3/18/09
System for refilling a fuel cell wherein the system includes a fuel cell having at least one variable volume chamber, a cartridge having at least one variable volume chamber, and a valve system which regulates or controls fluid flow between the cartridge and fuel cell and vice versa.  A method of refilling a fuel cell provides for connecting the cartridge to the fuel cell and transferring fuel and electrolyte from the cartridge to the fuel cell.

P24942	10/858,401 (based on V23668)	June 2, 2004 (June 3, 2003)	Electrode for Electrochemical Capacitor	Issued as U.S. Patent No. 7,508,650 on March 24, 2009
An electrode for an electrochemical capacitor which comprises a porous carbon substrate having thereon at least a first or innermost layer comprising a first inherently conductive polymer and a second or outermost layer comprising a second inherently conductive polymer.

P25032	10/796,305 (based on V23234)	March 10, 2004 (March 11, 2003)	Self Contained Fuel Cell and Cartridge Therefor	Issued as U.S. Patent No. 7,507,491 on March 24, 2009 filed divisional application on 2/13/09 (P36018)
Fuel cell including a casing, a cathode having a first surface and a second surface, at least part of the second surface being exposed to the atmosphere, an anode having a first surface and a second surface, a first chamber configured to retain liquid fuel, wherein the first chamber is defined at least partially by the first surface of the anode, and a second chamber configured to retain liquid electrolyte, wherein the second chamber is defined at least partially by the second surface of the anode and the first surface of the cathode, wherein the fuel cell is configured to be sealed in a substantially liquid-tight manner during at least a portion of its service life.  A cartridge can be connected to the fuel cell.

P25226 (filed PCT P26806)	10/849,503	May 20, 2004	Disposable Fuel Cell with and without Cartridge and Method of Making and Using the Fuel Cell and Cartridge	Filed response to first Office Action on 3/2/09
Disposable fuel cell and a system for filling a disposable fuel cell.  The system includes a fuel cell having at least one chamber, a cartridge having at least one chamber, and a valve system which regulates or controls fluid flow between the cartridge and fuel cell.  A method of refilling a fuel cell provides for connecting the cartridge to the fuel cell and transferring fuel and electrolyte from the cartridge to the fuel cell.

P25428	11/132,203 (based on V25291)	May 19, 2005 (May 19, 2004)	Multi Source to Multi Device-Power Solution	Appeal pending; Filed Reply Brief and Request for Oral Hearing on 3/18/08

Apparatus and process to couple a power source to a powered device.  The apparatus includes a power manager structured and arranged to adjust at least one of voltage, current and power supplied from the power source to the powered device based upon consumption requirements of the powered device, and a device coordinator structured and arranged to identify the powered device and to forward the identified device’s consumption requirements for at least one of voltage, current and power to the power manager.

P25680 (filed PCT P28058)	10/959,763	October 7, 2004	Gas Blocking Anode For a Direct Liquid Fuel Cell	Final Office Action issued 4/20/09 Action due by 10/20/09 at the latest
An anode for a direct liquid fuel cell in which hydrogen gas is generated as a result of a fuel oxidation or decomposition reaction. The surface of the anode which is intended to face the electrolyte chamber of the fuel cell is substantially completely covered with a polymeric material which prevents at least about 80 % of the generated hydrogen gas to pass through the polymeric material into the electrolyte chamber.

P25843 (filed PCT 26805)	10/941,020	September 15, 2004	Method and Apparatus for Preventing Fuel Decomposition in a Direct Liquid Fuel Cell	filed Request for Continued Examination on 3/18/09
A fuel cell includes a cathode, an anode, a fuel chamber, and a membrane arranged between the anode and the fuel chamber. The membrane is structured and arranged to allow gas to accumulate adjacent the anode at least to a point where the gas limits or substantially prevents a contact between the anode and a fuel.  The method includes generating electrical energy with the fuel cell, preventing further generation of electrical energy of the fuel cell, and facilitating, with the membrane, an accumulation of the gas adjacent the anode at least to a point where the gas substantially prevents a contact between the anode and the fuel. Another method includes using a gas which is formed by an initial decomposition of the fuel to restrict or substantially prevent any further contact between the fuel and the anode.

P26804 (filed PCT P26805)	11/226,222 (CIP of P25843)	September 15, 2005 (September 15, 2004)	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell	Office Action issued 3/10/09 Response due by 9/10/09 at the latest
A fuel cell includes a cathode, an anode, a fuel chamber, and at least one membrane arranged between the anode and the fuel chamber. The gas is allowed to accumulate adjacent the anode at least to a point where the gas limits or substantially prevents a contact between the anode and a fuel.  The method includes generating electrical energy with the fuel cell, preventing further generation of electrical energy of the fuel cell, and facilitating an accumulation of the gas adjacent the anode at least to a point where the gas substantially prevents a contact between the anode and the liquid fuel.

P28299	11/476,571	June 29, 2006	Controller For Fuel Cell in Standby Mode Or No Load Condition	No Office Action yet
Process and apparatus for controlling a fuel cell. The process includes drawing a pulse from a fuel cell in one of a standby mode or no load condition.  The pulse is one of a power, current, and voltage pulse.  The apparatus includes a field effect transistor arranged to selectively couple a resistance to fuel cell to draw current from the fuel cell, and a timer defining a pulse, during which the field effect transistor couples the resistance to the fuel cell to draw current from the fuel cell.

P28300	11/434,795	May 17, 2006	Oxidation Catalyst For Liquid Fuel Cell	Office Action issued 3/18/09 Response due by 9/18/09 at the latest
An oxidation catalyst for use in an anode of a liquid fuel cell. The catalyst comprises at least two metals selected from Pt, Pd, Rh, Ru, Re, Ir and Au supported on a carbon having a specific surface area of at least about 50 m2/g and (i) a total pore volume of at least about 0.3 cm3/g and/or (ii) pores having a diameter in the range of from about 2 nm to about 50 nm which account for at least about 20 % of the total pore volume.

P28301	11/476,568	June 29, 2006	Digital Logic Control DC-To-DC Converter With Controlled Input Voltage And Controlled Power Output	Filed response to 1st Office Action on 2/3/09
Process and apparatus for powering a powered device with a fuel cell.  The process includes maintaining an input voltage, supplied by the fuel cell, to a converter device, and controlling an output power of the converter device, which is coupled to the powered device.  The process also includes varying the current drawn from the fuel cell to compensate for fluctuations in the voltage required during operation of the powered device.

P28865 (filed PCT P31423)	11/325,466	January 5, 2006	Hydrophilized Anode For A Direct Liquid Fuel Cell	Final Office Action issued 3/6/09 Action due by 9/6/09 at the latest	An anode for a liquid fuel cell which has been subjected to a hydrophilization treatment in at least a part of a side thereof that is intended to contact the liquid fuel.
P28866	11/384,365	March 21, 2006 (filed provisional March 22, 2005)	Method Of Producing Fuel Dispersion For A Fuel Cell	Filed formal Notice of Appeal 2/17/09 Appeal Brief must be filed by 9/17/09 at the latest
A method of producing a fuel or concentrate thereof for a fuel cell. The method comprises providing a solution of at least one hydroxide ion providing compound in a liquid medium and combining and mixing one or more hydride compounds with this solution to provide a colloidal dispersion of the hydride compound(s) in the alkaline medium.

P28867 (filed PCT P28059)	11/384,364	March 21, 2006 (filed provisional March 22, 2005)	Fuel Composition For Fuel Cells	Received Advisory Action Action must be taken by 7/23/09 at the latest
A hydride containing fuel composition for a liquid fuel cell. The composition comprises an alkaline liquid phase and at least two hydride compounds. The solubility of the first hydride compound in the liquid phase is higher than the solubility of a second hydride compound in the liquid phase and the opposite is true for the anodic oxidation products thereof.

P28868	11/452,199	June 14, 2006	Process For Making Framed Electrode	Filed response to Restriction Requirement on 3/6/09
A process for making a framed electrode by injection molding. The process comprises placing a flat piece of electrode material on a shrinkage-free under mold frame and attaching it thereto in a manner which substantially prevents the piece and the frame from moving relative to each other, over molding the resultant assembly by injecting a molten resin into an over molding cavity which contains the assembly, and allowing the resin to solidify.

P29025	11/325,326	January 5, 2006	Gas-Blocking Anode For A Direct Liquid Fuel Cell	Received Restriction Requirement on 3/23/09 Election must be filed by 9/23/09 at the latest
An anode for a direct liquid fuel cell in which hydrogen gas is generated as a result of a fuel oxidation or decomposition reaction. The surface of the anode which is intended to face the electrolyte chamber of the fuel cell is substantially completely covered with a polymeric material which prevents at least about 80 % of the generated hydrogen gas to pass through the anode into the electrolyte chamber.

P30002	11/475,063	June 27, 2006	Stationary Cartridge Based Fuel Cell System, Fuel Cell Power Supply System, And Method of Activating The Fuel Cell	No Office Action issued yet
A power supply system, in particular for use during emergencies and/or power outages, that includes at least one liquid fuel cell, at least one cartridge, and a system or device for transferring the contents of the cartridge to the fuel cell. A cartridge-free power supply system is also disclosed.

P31313	11/668,761	January 30, 2007	Supported Platinum And Palladium Catalysts And Preparation Method Thereof	Filed response to Restriction Requirement on 4/27/09
A method of preparing a supported platinum and/or palladium electrocatalyst and the electrocatalyst produced thereby. The method comprises the contacting of an electrically conductive particulate support which comprises adsorbed polynuclear hydroxo complexes of platinum and/or palladium with a reducing agent.

P31582	11/684,328	March 9, 2007	Direct Liquid Fuel Cell Comprising A Hydride Fuel And A Gel Electrolyte	Final Office Action issued 3/12/09 Action due by 9/12/09 at the latest	A direct liquid fuel cell which comprises a gel electrolyte and a liquid fuel. The liquid fuel comprises a metal hydride compound and/or a borohydride compound.
P31583	11/742,801	May 1, 2007	Self-Regulating Hydrogen Generator For Use With A Fuel Cell	No Office Action issued yet
A hydrogen generation device includes a liquid fuel chamber, a catalytic hydrogen generation chamber, a hydrogen collection chamber and separation elements between these chambers. Once a certain hydrogen pressure in the device is reached liquid fuel is substantially prevented from being catalytically converted into hydrogen, whereby the production of hydrogen is stopped until hydrogen is allowed to exit the device to lower the pressure therein.

P31760	11/684,497	March 9, 2007	Leak-Proof Liquid Fuel Cell	No Office Action issued yet
A leak-proof fuel cell which comprises at least one liquid within a casing that comprises at least one opening which is sealed by a first structure that is gas-pervious and substantially impervious to the at least one liquid. At least that portion of the casing which comprises the at least one opening is enclosed by a second structure which allows gas to pass therethrough. A space defined by the casing and the second structure comprising therein at least one material that is capable of binding the at least one liquid.

P32035	11/819,542	June 28, 2007	Portable Liquid Fuel Cell	Filed formal Notice of Appeal 3/17/09 Appeal Brief must be filed by 10/17/09 at the latest Filed Divisional (P35568) on 12/23/08
Fuel cell system including a fuel cell assembly having an anode and a cathode.  A fuel/electrolyte module includes a liquid fuel and/or a liquid electrolyte and/or components of the liquid fuel and/or the liquid electrolyte.  A housing arrangement houses the fuel cell assembly and the fuel/electrolyte module.  A system is used for transferring at least a part of the contents of the fuel/electrolyte module into the fuel cell assembly.  A method is also disclosed of generating electrical power using a power system including at least one fuel cell unit having a fuel cell assembly and a fuel/electrolyte module arranged within a housing arrangement.

P32117	11/878,842	July 27, 2007	Dry Method of Making a Gas Diffusion Electrode	No Office Action issued yet
A substantially dry method of making a gas diffusion electrode such as, e.g., an air cathode for a fuel cell or a metal-air battery cell. The method comprises forming an intimate mixture of catalytically active carbon particles and particles of a wet-proofing agent into a web; combining under pressure the web of with a current collector to form a current collector-web composite; and attaching a porous sheet of a fluorinated polymer to one side of the current collector-web composite of to form an air cathode.

P34384	12/333,702	December 12, 2008	Diluted Catalyst for Electrodes		PCT Application must be filed by December 12, 2009
P35039	12/238,180	September 25, 2008; continuation of (patented) P24775	Integrated Fuel Cell Controller for Devices
Power unit for an electronic device and process for control and regulation of an electronic device powered by a fuel cell.  Power unit includes a fuel cell having a low output voltage between 0.3 and 1 V, and a conversion device coupled to the fuel cell to convert an input voltage as low as 0.3 V to a higher output voltage to operate the electronic device.

P35532	12/333,747 Based on provisional application (V34383) filed May 23, 2008	December 12, 2008	Solid Fuel Composition for a Direct Liquid Fuel Cell
A solid fuel composition which is suitable for preparing a liquid fuel for a direct liquid fuel cell.  The composition comprises at least one solid hydride compound selected from borohydrides, aluminum hydrides, and metal hydrides, and at least one alkaline compound selected from hydroxides of alkali and alkaline earth metals, Zn, Al, and ammonium. If placed in a direct liquid fuel cell and contacted with an aqueous liquid the composition dissolves gradually as the at least one hydride compound is consumed while the fuel cell is in operation.

P35568	12/342,286	December 23, 2008			Divisional of P32035
P36018	12/370,884	February 13, 2009			Divisional of P25032
P36190	12/396,901	March 3, 2009			Based on provisional V33077

PCT APPLICATIONS
P26797	PCT of P24712	February 23, 2005	Storage-Stable Fuel Concentrate
Corresponding European  and Eurasian regional phase and Canadian, Brazilian, Australian, Korean, Philippine, Singaporean, Chinese, Japanese, Mexican, Indian and South African national phase applications have been filed

P26805	PCT of P25843	September 15, 2005	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell
Corresponding Canadian, Brazilian, Australian, Korean, Philippine, Singaporean, Chinese, Japanese, Mexican, Indian, South African and Vietnamese national phase and European and Eurasian regional phase applications have been filed

P26806	PCT of P25226	May 20, 2005	Disposable Fuel Cell with and without Cartridge and Method of making and using the Fuel Cell and Cartridge
Corresponding Canadian, Mexican, Brazilian, Indian, Chinese, Japanese, Korean, Singaporean, Vietnamese, Philippine, Indonesian, Israeli, Australian and South African national phase and European and Eurasian regional phase applications have been filed

P28058	PCT of P25680	October 5, 2005	Gas-Blocking Anode for a direct Liquid Fuel Cell	Corresponding Japanese, Korean, Chinese national phase and European and Eurasian regional phase applications have been filed

P28059	PCT corresp. to P28867	March 21, 2006	Fuel Composition For Fuel Cells	European and Eurasian regional phase and Canadian, Australian, South Korea, Philippine, Singapore, Chinese, Japanese, Mexican, Indian, and South African national phase applications have been filed
P31423	PCT based on P28865	January 5, 2007	Hydrophilized Anode For A Direct Liquid Fuel Cell
Corresponding Canadian, Mexican, Brazilian, Indian, Chinese, Japanese, Korean, Singaporean, Philippine, Australian and South African national phase and European and Eurasian regional phase applications have been filed

P32439	PCT based on P28299	July 2, 2007	Controller For Fuel Cell in Standby Mode Or No Load Condition	National Stage applications must be filed by January 2, 2010 (no priority claimed)
P32440	PCT based on P28301	July 2, 2007	Digital Logic Control DC-To-DC Converter With Controlled Input Voltage And Controlled Power Output	National Stage applications must be filed by January 2, 2010 (no priority claimed)
P33791	PCT based on P31313	January 29, 2008	Supported Platinum And Palladium Catalysts And Preparation Method Thereof	National Stage applications must be filed by July 30, 2009

P34375	PCT based on P31583	April 30, 2008	Self-Regulating Hydrogen Generator For Use With A Fuel Cell	National Stage applications must be filed by November 1, 2009
P34881	PCT based on P32117	July 23, 2008	Dry Method of Making a Gas Diffusion Electrode	National Stage applications must be filed by January 27, 2010
P36047	PCT based on V33077	March 3, 2009		Fee has not been paid; can probably be revived if action is taken soon
PROVISIONAL APPLICATIONS
V33077	61/033,629	March 4, 2008	Self-Regulating Hydrogen Generator for Fuel Cells and Hybrid Vehicle Power System Utilizing the Same	Non-provisional (P36190) and PCT (P36047) have been filed
A self-regulating hydrogen generation device comprising:
(a) at least one first chamber for holding a liquid and at least one first substance which is a source of hydrogen and is at least partly soluble in the liquid;
(b) a catalytic member capable of catalyzing a reaction which involves the at least one first substance and results in the formation of hydrogen gas; and
(c) a first separation element which is liquid-permeable and capable of allowing liquid to pass from the first chamber into a second chamber and a second separation element which is substantially liquid-impervious and gas-pervious.

V34382	61/071,903	May 23, 2008	Fuel Cell System and Method of Activating the Fuel Cell	Non-provisional (and PCT) must be filed by May 23, 2009
A fuel cell system comprising:
a fuel cell assembly comprising an anode, a cathode and at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in US patent Application No. __________ (Attorney Docket No. V34383).

V34383	61/055,677	May 23, 2008	Solid Fuel Composition For a Direct Liquid Fuel Cell	Non-provisional (P35532) filed PCT Application must be filed by May 23, 2009
A solid hydride-containing mixture, wherein the mixture is suitable for preparing a liquid fuel for a direct liquid fuel cell, is compacted and comprises, based on a total weight of the mixture, from about 10 % to about 99.8 % by weight of (i) at least one hydride compound selected from borohydrides,  aluminum hydrides,  and metal hydrides, and from about 0.1 % to about 50 % by weight (ii) of at least one alkaline compound selected from hydroxides of alkali and alkaline earth metals, Zn, Al, and ammonium, and wherein the mixture, if placed in a direct liquid fuel cell and contacted with an aqueous liquid which is capable of dissolving the mixture, dissolves gradually as the at least one hydride compound is consumed while the fuel cell is in operation.

V35531	61/202,081	January 28, 2009	Stackable and/or Scalable Module Fuel Cell System Utilizing Solid Fuel
A fuel cell system comprising:
a fuel cell assembly comprising at least one stackable module;
the module having at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in at least one of US patent Application Nos. 61/055,677 filed on May 23, 2008 (Attorney Docket No. V34383) and 12/333,747 filed on December 12, 2008 (Attorney Docket No. P35532)

V35768	61/202,240	February 9, 2009	Dual Side-By-Side Module Fuel Cell Utilizing Solid Fuel
A fuel cell system comprising at least one of:
at least one module having at least one element shown in at least one of the drawing figures;
plural modules as shown in at least one of the drawing figures;
plural modules having fuel chambers arranged opposite one another;
plural modules having fuel chambers separated by a common air chamber;
plural modules having fuel chambers separated by adjacently arranged cathodes;
plural modules having cathodes arranged adjacent each other;
plural modules having cathodes arranged adjacent each other and sharing a common air space;
plural modules having cathodes facing one another;
plural modules having cathodes protected by a common protection system;
facing one another;
plural modules having a system for equalizing the pressure in the fuel chambers of the plural modules; and
plural modules having a system for equalizing the pressure between the electrolyte and fuel cambers.

V35770	61/202,394	February 25, 2009	V-Shaped Fuel Cell System Utilizing Solid Fuel
A fuel cell system comprising:
a fuel cell housing having at least one of:
a solid fuel of the type disclosed in the instant application; and
a solid fuel of the type disclosed in at least one of US patent Application Nos. 61/055,677 filed on May 23, 2008 (Attorney Docket No. V34383) and 12/333,747 filed on December 12, 2008 (Attorney Docket No. P35532); and
at least one of:
the housing having two non-parallel main side surfaces;
the housing being generally V-shaped; and
the housing having a generally V-shaped chamber sized and configured receive therein the solid fuel.

NATIONAL STAGE APPLICATIONS
P31111	2,567,057 National Stage in Canada of PCT P26806	PCT filed May 20, 2005	Disposable Fuel Cell with and without Cartridge and Method of making and using the Fuel Cell and Cartridge	Filed response to 1st Office Action
P31112	1-2006-502319 National Stage in Mexico of PCT P26806			Waiting on 1st Office Action
P31113	PI 0511280-0 National Stage in Brazil of PCT P26806			Waiting on 1st Office Action
P31114	200602150 Regional Stage in Eurasian Patent Office of PCT P26806			Received first 2nd Office Action; response due by 5/30/09
P31115	1567/MUMNP/20National Stage in India of PCT P26806			Response to 1st Office Action in preparation
P31116	200580023893.0 National Stage in China of PCT P26806			No Office Action yet
P31117	2007-517531 National Stage in Japan of PCT P26806			No Office Action yet
P31118	7026900/2006National Stage in South Korea of PCT P26806			Patent No. 10-0800614 issued on 01/28/08
P31119	200607870-3 National Stage in Singapore of PCT P26806			About to be granted; granting fee to be paid
P31121	1-2006-02091 National Stage in Vietnam of PCT P26806			No Office Action yet
P31122	1-2006-502319 National Stage in Philippines of PCT P26806			Response to 1st Office Action filed
P31123	W00200603287 National Stage in Indonesia of PCT P26806			No Office Action yet
P31124	05803792.0 Regional Stage in European Patent Office of PCT P26806			No Office Action yet
P31126	179283 National Stage in Israel of PCT P26806			No Office Action yet
P31127	2005270923 National Stage in Australia of PCT P26806			Acceptance fee paid; patent should issue soon
P31128	2006/10402 National Stage in South Africa of PCT P26806			Patent 2006/10402 Issued 6/25/08

P31459	05850784.9 Regional Stage in European Patent Office of PCT P26805	PCT filed September 15, 2005	Direct Liquid Fuel Cell and Method of preventing Fuel Decomposition in a direct Liquid Fuel Cell	No Office Action yet
P31460	2,580,045 National Stage in Canada of PCT P26805			No Office Action yet
P31461	PI 0515310-7 National Stage in Brazil of PCT P26805			No Office Action yet
P31462	200700645 Regional Stage in Eurasian Patent Office of PCT P26805			2nd Office Action issued Response due by 7/26/09
P31463	2005310973 National Stage in Australia of PCT P26805			2nd Office Action issued Response due by 5/20/09
P31464	10-2007-7008547 National Stage in South Korea of PCT P26805			Patent No. 10-0853021 issued on 08/12/08
P31465	1-2007-500516 National Stage in Philippines of PCT P26805			No Office Action yet
P31466	200701521-7 National Stage in Singapore of PCT P26805			No Office Action yet
P31467	200580031077.4 National Stage in China of PCT P26805			No Office Action yet
P31468	2007-531878 National Stage in Japan of PCT P26805			No Office Action yet
P31469	MX/a/07/003028 National Stage in Mexico of PCT P26805			No Office Action yet
P31470	502/MUMNP/2007 National Stage in India of PCT P26805			1st Office Action issued; response due by 08/05/09;
P31471	2007/03044 National Stage in South Africa of PCT P26805			Application allowed
P31472	1-2007-00730 National Stage in Vietnam of PCT P26805			No Office Action yet

P31762	05850777.3 Regional Stage in European Patent Office of PCT P28058	PCT filed October 5, 2005	Gas-Blocking Anode for a Direct Liquid Fuel Cell	No Office Action yet
P31763	200700801 Regional Stage in Eurasian Patent Office of PCT P28058			Eurasian Patent 011221 Issued 2/27/09
P31764	7010285/2007 National Stage in South Korea of PCT P28058			Filed response to Office Action
P31765	200580037128.4 National Stage in China of PCT P28058			Response to 1st Office Action filed 3/15/09
P31766	2007-535274 National Stage in Japan of PCT P28058			No Office Action yet
P32222	05850777.3 Regional Stage in European Patent Office of PCT P26797	PCT filed February 23, 2005	Storage-Stable Fuel Concentrate	No Office Action yet
P32223	2,595,824 National Stage in Canada of PCT P26806			No Office Action yet
P32224	PI 0519900-0 National Stage in Brazil of PCT P26797			No Office Action yet
P32225	200701789 Regional Stage in Eurasian Patent Office of PCT P26797			Application allowed; Grant fee must be paid by 10/8/09 at the latest
P32226	2005328186 National Stage in Australia of PCT P26797			Response to 1st Office Action due by 3/17/10
P32227	7021958/2007 National Stage in South Korea of PCT P26797			No Office Action yet
P32228	1-2007-501666 National Stage in Philippines of PCT P26797			No Office Action yet
P32229	200705511-4 National Stage in Singapore of PCT P26797			Response to 1st Office Action due by 8/7/09
P32230	200580048646.6 National Stage in China of PCT P26797			Response to 1st Office Action due by 7/14/09
P32231	2007-556669 National Stage in Japan of PCT P26797			No Office Action yet
P32232	MX/a/2007/009992 National Stage in Mexico of PCT P26797			No Office Action yet
P32233	1388/MUMNP/2007 National Stage in India of PCT P26797			No Office Action yet
P32234	2007/08046 National Stage in South Africa of PCT P26797			No Office Action yet

P32923	06739107.8 Regional Stage in European Patent Office of PCT P28059	PCT filed March 21, 2006	Fuel Composition For Fuel Cells	No Office Action yet
P32924	2,602,496 National Stage in Canada of PCT P28059			No Office Action yet
P32925	200702038 Regional Stage in Eurasian Patent Office of PCT P28059			Filed response to 1st Office Action
P32926	2006227217 National Stage in Australia of PCT P26797			Response to 1st Office Action due by 4/9/10
P32927	7024289/2007 National Stage in South Korea of PCT P28059			No Office Action yet
P32928	1-2007-502075 National Stage in Philippines of PCT P28059			No Office Action yet
P32929	200708365-2 National Stage in Singapore of PCT P28059			No Office Action yet
P32930	200680009330.0 National Stage in China of PCT P28059			No Office Action yet
P32931	2008-503085 National Stage in Japan of PCT P28059			No Office Action yet
P32932	MX/a/2007/011616 National Stage in Mexico of PCT P28059			No Office Action yet
P32933	1619/MUMNP/2007 National Stage in India of PCT P28059			No Office Action yet
P32934	2007/08731 National Stage in South Africa of PCT P28059			No Office Action yet

P34454	07815050.5 Regional Stage in European Patent Office of PCT P31423	PCT filed January 7, 2007	Hydrophilized Anode For A Direct Liquid Fuel Cell	No Office Action yet
P34455	National Stage in Canada of PCT P31423			No Office Action yet
P34456	National Stage in Brazil of PCT P31423			No Office Action yet
P34457	200870150 Regional Stage in Eurasian Patent Office of PCT P31423			No Office Action yet
P34458	2007266791 National Stage in Australia of PCT P31423			No Office Action yet
P34459	7019216/2008 National Stage in South Korea of PCT P31423			No Office Action yet
P34460	1-2008-501465 National Stage in Philippines of PCT P31423			No Office Action yet
P34461	00804465-3 National Stage in Singapore of PCT P31423			No Office Action yet
P34462	200780001924.2 National Stage in China of PCT P31423			No Office Action yet
P34463	National Stage in Japan of PCT P31423			No Office Action yet
P34464	MX/a/2008/008049 National Stage in Mexico of PCT P31423			No Office Action yet
P34465	1510/MUMNP/2008 National Stage in India of PCT P31423			No Office Action yet
P34466	2008/06347 National Stage in South Africa of PCT P31423			No Office Action yet

US Patent or application number (assignee)	Title	Status	Foreign Granted	Foreign Pending	Abstract
US 7,008,565 (More)	Flexible electroconductive foam and method of preparation thereof	granted
A method of preparing an electroconductive foam, and the foam so prepared. An electroconductive polymer such as polyaniline is dispersed in a liquid medium that includes an aromatic solvent such as xylene and an organic dopant/dispersant such as an aromatic sulfonic acid. The electroconductive polymer together with the organic dopant/dispersant constitute between 10% and 25% of the resulting dispersion. The dispersion is introduced to the pores of an electrically insulating foam matrix such as polyurethane. Excess dispersion is expelled and the foam is dried actively, to line the pores with an electroconductive lining.

US 6,878,664 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,773,470 (More)	Suspensions for use as a fuel for electrochemical fuel cells	granted	Australia, China, Singapore, New Zealand, Israel, South Africa, Mexico, Russia, Philippians	Canada, Japan, Europe, S. Korea, India, Indonesia, Brazil, Poland, Columbia, Costa Rica
A fuel composition for fuel cells includes a polar solvent such as water, a first portion of a first fuel dissolved in the solvent at a saturated concentration, and a second portion of the first fuel suspended in the solvent to serve as a reservoir of fuel as the dissolved portion is consumed. Preferably, the first fuel is a hydride such as NaBH.sub.4. Optionally, the fuel composition also includes a second fuel such as an alcohol that also controls the solubility of the first fuel in the solvent, inhibits decomposition of the first fuel and stabilizes the suspension. Preferably, the fuel composition also includes an additive such as an alkali for stabilizing the first fuel.

US 6,758,871 (More)	Liquid fuel compositions for electrochemical fuel cells	granted
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,730,350 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,562,497 (More)	Liquid fuel compositions for electrochemical fuel cells	granted
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,554,877 (More)	Liquid fuel compositions for electrochemical fuel cells	granted	Australia, China, Singapore, Israel, South Africa, Mexico, Russia, Philippines	Canada, Japan, India, Brazil, Columbia, Costa Rica, Ecuador
A new fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a hydrogen-containing inorganic compound with a high reduction potential, such as NaBH.sub.4, which acts as a highly reactive source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 6,479,181 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 6,380,126 (Medisel)	Class of Electrocatalysts and a gas diffusion electrode based thereon for fuel cells	granted
An electrocatalyst based on a highly electroconducting polymer and a transition metal, in which transition metal atoms are covalently bonded to heteroatoms of the backbone monomers of the polymer. The covalently bonded transition metal atoms are nucleation sites for catalytically active transition metal particles. The complex is prepared by complexing a highly electroconducting polymer with transition metal coordination ions and then reducing the transition metal ions to neutral atoms. An electrode for a fuel cell is made by impregnating an electrically conducting sheet with the catalytic complex and drying the impregnated sheet. The scope of the present invention includes such electrodes and the fuel cells that incorporate these electrodes.

US 20030207160 (More)	Suspensions for use as a fuel for electrochemical fuel cells
A fuel composition for fuel cells includes a polar solvent such as water, a first portion of a first fuel dissolved in the solvent at a saturated concentration, and a second portion of the first fuel suspended in the solvent to serve as a reservoir of fuel as the dissolved portion is consumed. Preferably, the first fuel is a hydride such as NaBH.sub.4. Optionally, the fuel composition also includes a second fuel such as an alcohol that also controls the solubility of the first fuel in the solvent, inhibits decomposition of the first fuel and stabilizes the suspension. Preferably, the fuel composition also includes an additive such as an alkali for stabilizing the first fuel.

US 20030207157 (More)	Liquid fuel compositions for electrochemical fuel cells
A liquid fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a compound having a standard reduction potential more negative than the reduction potential of hydrogen gas, which serves as a source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

US 20020142196 (More)	Liquid fuel compositions for electrochemical fuel cells
A liquid fuel composition useful for catalytic fuel cells is made up of at least two components. The primary fuel component is a surface-active compound, such as methanol, that is a source of and acts to prevent unwanted decomposition of the auxiliary fuel. The auxiliary fuel is a compound having a standard reduction potential more negative than the reduction potential of hydrogen gas, which serves as a source of energy and serves to catalyze the catalytic oxidation of the primary fuel.

Annex 4
Debtor Collateral Addresses

Medis Technologies Ltd.
805 Third Avenue, 15th Floor
New York, NY 10022

More Energy Ltd.
Medis El Ltd.
2 Yodafat Street
Global Park
Lod 71291, Israel

Celestica Ireland Ltd.
Parkmore Industrial Esate
Ballybrit, Galway, Co Galway, Ireland

Englander
15 Shacham St.
Caesarea Industrial Park , Israel 38099

Flying Cargo:  Lod, Israel

Flying Cargo, Hong Kong, China

INN Accostic Innovatin
Industrial Area of Huaide
Cuihai Fengtand Road, Fuyong Town, Shenzhen, China

ITC Enterprise Corp
24 Zhen Shin Rd, Shang Chiao Administration District, Chang, China

Sanshing
Song Gang Area, Qing Si Town, Dong Guan city, Guang Dong, China

Filtertek
Industrial Estate
Newcastle West Co. Limerick, Ireland

ASE International
360 Moreland Road
Commack, NY 11725

Xentris Wireless
1250A Greenbriar Dr.
Addison, IL 60101

Annex 5
Permitted Indebtedness

1.	All trade payables and accrued liabilities listed on Schedule D attached hereto.

2.
All unrecorded liabilities associated with management performance bonuses, payments due under management retention plans and board of directors’ fees.  These expenses have not been accrued into the Company’s financial statements because the Company’s ability to pay these expenses is, presently, improbable and unlikely.

SCHEDULE D

Vendor Name	Liability

Confirmed and Accepted	(1)
IO Systems Ltd (2) (4)	$376,536
Greenblum & Bernstein, P.L.C. (5)	$234,568
Comsist AB	$76,438
Kramski (3) (4)	$2,100,000
Celestica (2) (3)	$1,373,000
Sicon	$1,430,442
Filtertek (8)	$415,903
Africa Israel	$557,903
Komax Systems LCF SA (2)	$402,432
Englander	$241,197
Prime Lease (6)	$500,000
Trend Technologies Mullingar Ltd	$314,999
FC Flying Cargo (10)	$—
Accoustic Innovations	$129,380
Automatica (7)	$90,366
ITC	$67,779
TULIP	$37,488
Meadwestvaco	$40,982
Hadany Travel	$19,834
Ruth Cargo (9)	$13,036
Sonnenschein	$505,308
Herrick & Feinstein	$143,552
Other More Energy	$1,930,879
Total	$11,002,021

(1)	New Israeli Shekel (NIS) to US Dollar conversion rate as of close of business July 7, 2009:US$ 1:3.918557
(2)	Liability already reflects prior negotiated reductions.
(3)	Agreed to 25% of equipment sale proceeds to a cap $750,000 in exchange for access to and support in Ireland plant to faclitate sale of excess equipment and inventory.
(4)	Settlement of 200,000; dollar conversion is estimated at $1.40 per Euro.
(5)	Firm has been providing pro bono monitoring and maintenance of patents and patent applications during prior months.
(6)	To mitigate liquidation court proceedings, agreed to payments of $75,000 on June 28th and $50,000 on July 15th.
(7)	Automatica to retain excess equipment in lieu of payment.
(8)	To maintain patent applications and maintenance, agreed to payments of $8,050 on July 3rd and $23,300 on August 15th.
(9)	Court order to pay 40,000 NIS; restricted cash lien on bank account.
(10)	Two court orders to pay 120,265 NIS and 134,150 NIS; restricted cash lien on bank account.